Strategic Partners Style Specific Funds
For the period ended 7/31/05
File number 811-09439

SUB-ITEM 77D


Supplement dated June 6, 2005 to the
Statements of Additional Information (SAI) of the Funds listed below.

PFPC Trust Company, located at 400 Bellevue Parkway, Wilmington DE, 19809, will serve as custodian for each Fund's portfolio securities and cash, and in that capacity will maintain certain financial and accounting books and records pursuant to an agreement with the applicable Fund, beginning on the dates specified below. These effective dates may vary for any Fund if circumstances require. Subcustodians will continue to provide custodial services for each Fund's foreign assets held outside the United States.


Name of Fund                    Effective Date          SAI Date

Nicholas-Applegate Growth
Equity Fund                     October 31, 2005        February 25, 2005

Prudential World Fund, Inc.                             February 24, 2005
  Strategic Partners
  International Value Fund      November 7, 2005

Strategic Partners
Real Estate Fund                October 31, 2005        May 27, 2005

Strategic Partners
Asset Allocation Funds                                  October 1, 2004
  Strategic Partners
  Conservative Allocation Fund  October 17, 2005
  Strategic Partners
  Growth Allocation Fund        October 17, 2005
  Strategic Partners
  Moderate Allocation Fund      October 17, 2005

Strategic Partners
Opportunity Funds                                      June 30, 2004
  Strategic Partners
  New Era Growth Fund           October 31, 2005

Strategic Partners
Style Specific Funds                                   November 22, 2004
  Strategic Partners Large
  Capitalization Value Fund     September 26, 2005
  Strategic Partners Small
  Capitalization Value Fund     September 26, 2005
  Strategic Partners Total
  Return Bond Fund              September 26, 2005

The Target Portfolio Trust                             February 25, 2005
  Intermediate-Term
  Bond Portfolio                September 26, 2005
  International Bond Portfolio  September 26, 2005
  International Equity
  Portfolio                     September 26, 2005
  Large Capitalization
  Growth Portfolio              September 26, 2005
  Large Capitalization
  Value Portfolio               September 26, 2005
  Mortgage Backed
  Securities Portfolio          September 26, 2005
  Small Capitalization
  Growth Portfolio              September 26, 2005
  Small Capitalization
  Value Fund                    September 26, 2005
  Total Return Bond Portfolio   September 26, 2005
  U.S Government Money
  Market Portfolio              September 26, 2005